Exhibit 10.20

Crown LNG India AS and Crown LNG Holding AS

FINANCIAL ADVISORY SERVICES IN CONNECTION WITH

EQUITY FUNDING FOR CROWN LNG HOLDING AS AND

PROJECT FINANCING OF THE KAKINADA LNG RECEIVING TERMINAL

STRICTLY PRIVATE & CONFIDENTIAL

AGREEMENT AMONG

EMERGING ASIA CAPITAL PARTNERS COMPANY LIMITED,

CROWN LNG INDIA AS

AND

CROWN LNG HOLDING AS

CONCERNING

FINANCIAL ADVISORY SERVICES

IN CONNECTION WITH

EQUITY FUNDING FOR CROWN LNG HOLDING AS

AND

PROJECT FINANCING OF

THE KAKINADA LNG RECEIVING TERMINAL

EMERGING ASIA CAPITAL PARTNERS COMPANY LIMITED

Interchange 21 Tower 23/F

399 Sukhumvit Road

Bangkok 10110, Thailand

www.eacp.asia

April 1, 2022

pg. 1

EMERGING ASIA CAPITAL PARTNERS CO LTD

Crown LNG India AS and Crown LNG Holding AS

FINANCIAL ADVISORY SERVICES IN CONNECTION WITH

EQUITY FUNDING FOR CROWN LNG HOLDING AS AND

PROJECT FINANCING OF THE KAKINADA LNG RECEIVING TERMINAL

COMPANY

: Crown LNG India AS (the “Company”), a limited liability company organized and existing under the laws of Norway and having its registered address at Drammensveien 147, 0277 Oslo, Norway (Company Registration Number: 926 787 853).

SHAREHOLDER

: Crown LNG Holding AS (“Crown”), a limited liability company organized and existing under the laws of Norway and having its registered address at Drammensveien 145-147, 0277, Oslo, Norway (Company Registration Number: 817 120 962).

FINANCIAL ADVISOR

: Emerging Asia Capital Partners Company Limited (“EACP” or the “Financial Advisor”), a limited liability company organized and existing under the laws of the Kingdom of Thailand and having its registered address at Interchange 21 Tower, 23rd Floor, 399 Sukhumvit Road, Bangkok 10110, Kingdom of Thailand (Company Tax ID Number: 010 5555 157 371).

BACKGROUND & OBJECTIVES

: Crown is the indirect 100% shareholder of the Company and is an LNG receiving terminal development company which provides engineering solutions for the liquefaction and regasification of natural gas. Crown is pursuing multiple such projects in strategic locations around the world among which is the Kakinada LNG Receiving Terminal in Andhra Pradesh – India (the “Project”). Crown has established the Company as the special purpose project company to develop, finance, build, own and operate the Project. Crown is also developing LNG receiving terminal projects at Grangemouth - Scotland, Vung Tau – Vietnam and Fermeuse – New Foundland.

pg. 2

EMERGING ASIA CAPITAL PARTNERS CO LTD

Crown LNG India AS and Crown LNG Holding AS

FINANCIAL ADVISORY SERVICES IN CONNECTION WITH

EQUITY FUNDING FOR CROWN LNG HOLDING AS AND

PROJECT FINANCING OF THE KAKINADA LNG RECEIVING TERMINAL

Pursuant to this letter (the “Engagement Letter”), the Company and Crown hereby appoint EACP to act as the “Financial Advisor” to Crown, the Company and the Project, subject to the limitations set out herein, to render certain financial advisory services with respect to Crown, the Company and the Project. EACP understands that:

i)	the Project involves the design, construction, financing, ownership and operation of an initial 7.2 MTPA LNG receiving terminal at Kakinada Deep Water Port (the “Port”);

ii)	Crown and the Company have invested to-date approximately USD 38 mn in development of the Project;

iii)	Crown has entered into a Joint Development Agreement (“JDA”) with Kvaerner AS, now Aker Solutions AS (“AKSO”) with respect to the pre-FEED, FEED and the EPCIC for the Project.

iv)	Crown intends to utilize AKSO’s Gravity Based System (“GBS”) technology for the Project which has already been proved up and validated via an AKSO Feasibility Study (“KFS”);

v)	the Company has entered into an Exclusivity Agreement with EAST LNG PVT LTD, a company owning and controlling “KGLNG”, a company established in India which holds a license to build own and operate an LNG receiving terminal at the Port;

vi)	the Company currently owns the Project company, directly as the 100% shareholder without any intermediary holding company;

vii)	Crown and the Company maintain an excellent relationship with relevant national and state authorities in India and expect to receive all necessary construction permits and

pg. 3

EMERGING ASIA CAPITAL PARTNERS CO LTD

Crown LNG India AS and Crown LNG Holding AS

FINANCIAL ADVISORY SERVICES IN CONNECTION WITH

EQUITY FUNDING FOR CROWN LNG HOLDING AS AND

PROJECT FINANCING OF THE KAKINADA LNG RECEIVING TERMINAL

approvals in order to achieve Final Investment Decision (“FID”), secure project financing and give Notice to Proceed (“NTP”) to AKSO under the EPCIC before the end of 2H 2023;

viii)	the Company has, based on the pre-FEED work within an expected Rough Order of Magnitude (“RoM”) of plus (+) or minus (-) 15%, estimated that the Project all-in cost will be approximately USD 940 mn;

ix)	the Company expects that the EPCIC will be fixed-price and provide for date-certain, turnkey performance subject to liquidated damages in the cases of delay or failure to meet guaranteed performance levels;

x)	the Company anticipates that AKSO will subcontract key parts of the EPCIC work to Siemens and Wartsila;

xi)	the Company expects to execute Terminal Usage Agreements (the “TUAs”) with leading local industry players;

xii)	Crown and the Company expect to utilize non-recourse project finance debt for approximately 75% of total capital cost, or USD 705 mn;

xiii)	Crown and the Company intend to raise equity at either the Crown or the Company level from “Investors” in order to fund the Project’s equity finance requirements of approximately 25% of the total capital cost (USD 235 mn). This equity fund raising may be via an IPO or other equity mechanism such as a SPAC, RTO or private subscription to the common shares of Crown. However, Crown and its shareholders prefer to raise as much of the Project equity requirement as possible at the Company level in order to avoid dilution at the Crown level;

pg. 4

EMERGING ASIA CAPITAL PARTNERS CO LTD

Crown LNG India AS and Crown LNG Holding AS

FINANCIAL ADVISORY SERVICES IN CONNECTION WITH

EQUITY FUNDING FOR CROWN LNG HOLDING AS AND

PROJECT FINANCING OF THE KAKINADA LNG RECEIVING TERMINAL

xiv)	Crown currently owns 100% of the common shares of the Company, but is willing to be diluted if there is an attractive equity financing alternative for direct equity financing via the issuance of new Company shares;

xv)	In the case of an equity fund raise at the Crown level, the Equity Hold Objective (“EHO”) of Crown’s existing shareholders after the equity raise at the Crown level is 50.01-60%.

Subject to the “Scope of Work” set out below, EACP understands that Crown and the Company wish to retain EACP to:

i)	work with Crown and its other advisors to raise equity at either the Company level or the Crown level at an attractive valuation via a range of options including an IPO, SPAC, RTO or private investment sufficient to fund the 25% equity requirement of the Project which will amount to approximately USD 235 million; and

ii)	arrange and coordinate all aspects of debt requirements for the Project financing at Kakinada.

Crown and the Company agree to inform any Lender or Investor to the terms of this Engagement Letter and specifically to the payment of all fees to EACP as contained herein.

pg. 5

EMERGING ASIA CAPITAL PARTNERS CO LTD

Crown LNG India AS and Crown LNG Holding AS

FINANCIAL ADVISORY SERVICES IN CONNECTION WITH

EQUITY FUNDING FOR CROWN LNG HOLDING AS AND

PROJECT FINANCING OF THE KAKINADA LNG RECEIVING TERMINAL

Equity finance provided by Investors may be in any form including public equity, straight private placement equity, mezzanine loans, convertible bonds, CPS or other “quasi-equity”.

Any successful investment by an Investor (introduced by EACP, or introduced by Crown or the Company at the lower fee level set out below under “Capital Raise Success Fees”) shall be referred to herein as a “Transaction”. For the purposes of this Engagement Letter, the term “Transaction” shall include i) the purchase of a stake in Crown or the Company, any new or additional SPC or the Project, ii) the subscription to new shares or other securities issued by Crown or the Company, any new or additional SPC or other entity holding the Project, iii) any asset swap, share swap or in-kind exchange with the Company or Crown in respect of the Project and iv) any other transaction or deal structure executed by an Investor in respect of Crown or the Company, the Project or Project assets or the shares, securities or assets of any Company or Crown subsidiary holding the Project, irrespective of whether the form of consideration is cash, securities (including, without limitation, subscription to common shares, preferred shares, warrants, stock purchase rights, options or convertible securities.

SCOPE OF WORK

:   Crown and the Company wish to engage EACP to provide the following services:

a)  Conduct a thorough desk-top due diligence of Crown and the Project;

b)  Identify risks and issues of potential concern to the Investors and Lenders related the TUAs, EPCIC, operations, tax / regulatory matters and propose mitigating solutions;

c)  Propose a financing structure acceptable to Investors and Lenders;

pg. 6

EMERGING ASIA CAPITAL PARTNERS CO LTD

Crown LNG India AS and Crown LNG Holding AS

FINANCIAL ADVISORY SERVICES IN CONNECTION WITH

EQUITY FUNDING FOR CROWN LNG HOLDING AS AND

PROJECT FINANCING OF THE KAKINADA LNG RECEIVING TERMINAL

d)  Prepare a financial model and valuation of Crown, the Project and other LNG receiving terminal projects;

e)  Identify suitable potential Investors and Lenders and introduce them to Crown;

f)   Arrange for Investors and Lenders to execute NDAs and then facilitate their due diligence of Crown, the Company, the Project and additional LNG receiving terminal projects;

g)  Receive proposals from and negotiate with potential Investors and Lenders;

h)  Provide on-going deal coordination among Crown, its other advisors and Investors and Lenders, as appropriate;

i)   Secure MoUs, LoIs, term sheets or other expressions of interest from Investors and Lenders;

j)   Finalize investment and lending terms with Investors and Lenders in order to secure equity financing for Crown and debt financing for the Project via successful Transaction Financial Closings (“TFC”) for both the equity and the debt. For the sake of good order, TFC shall mean any paid-in equity and paid-in debt financing to Crown, the Company and the Project.

FEES	: Retainer Fees

	•	Crown shall pay to EACP a Retainer Fee equal to USD 20,000 on the first business day of each month beginning on April 1, 2022 against an invoice issued by EACP.

	•	In the event of late payment by Crown of 30 or more days there will be a surcharge of 10% to be paid together with the respective invoice. In the

pg. 7

EMERGING ASIA CAPITAL PARTNERS CO LTD

Crown LNG India AS and Crown LNG Holding AS

FINANCIAL ADVISORY SERVICES IN CONNECTION WITH

EQUITY FUNDING FOR CROWN LNG HOLDING AS AND

PROJECT FINANCING OF THE KAKINADA LNG RECEIVING TERMINAL

event of late payment of 90 days or more the outstanding balance can be converted to shares in Crown LNG Holding AS at a conversion price of NOK 9.00 per share.

Capital Raising Success Fees

•	Crown shall pay (or cause any subsidiary or funding vehicle to pay) to EACP a “Financing Success Fee” equal to Three per cent (3.00%) of the “Equity Financing Raised”. Crown shall pay this Financing Success Fee to EACP on the date of the TFC and fund this payment as a use of proceeds from the initial equity investment. To the extent that any portion of the Equity Finance Raised is in the form of the IPO or other source not introduced by EACP, then in that case the Financing Success Fee shall be reduced to 0.5% of the Equity Finance Raised.

For the purpose hereof, the term “Equity Financing Raised” shall mean the total amount of equity, mezzanine /or other non-senior debt financing invested in Crown, the Company, the Project, any SPC, any subsidiary, affiliate or any shareholder (directly or indirectly) by any Investor (including, without limitation, subscription to or purchase of common shares, preferred shares, CPS, warrants, stock purchase rights, options or convertible securities or any other extension of financial assistance of any kind which is non-senior debt).

•	In addition, Crown shall pay (or cause any subsidiary or funding vehicle to pay) to EACP a Financing Success Fee equal to One per cent (1.00%) of the “Project Debt Financing Raised”. The Company shall pay this Financing Success Fee to EACP on the date of the TFC and fund this payment as a use of proceeds from the initial debt drawdown.

pg. 8

EMERGING ASIA CAPITAL PARTNERS CO LTD

Crown LNG India AS and Crown LNG Holding AS

FINANCIAL ADVISORY SERVICES IN CONNECTION WITH

EQUITY FUNDING FOR CROWN LNG HOLDING AS AND

PROJECT FINANCING OF THE KAKINADA LNG RECEIVING TERMINAL

For the avoidance of doubt, the Company shall pay (or cause any subsidiary or funding vehicle to pay) the Financing Success Fees in US Dollars to EACP on the date of the TFC by wire transfer to the account indicated by EACP in an invoice to Crown or the Company.

For the avoidance of doubt, Crown and the Company agree that they will secure the written agreement of any Investors or Lenders to the terms of this Engagement Letter. This shall mean that, in respect of any Transaction, EACP will be paid its full fees on the date of any TFC as per the terms of this Engagement Letter by Crown, the Company or other SPC out of the proceeds of the equity financing; that no partner or shareholder of Crown, the Company or Project may claim that a fee should not be paid to EACP for that partner’s or shareholder’s share of the Transaction; that Crown and the Company shall manage any partner or shareholder; and that if there is any dispute with that partner or shareholder regarding the payment of the EACP fees, then Crown and / or the Company shall pay to EACP the amount in dispute and settle the matter on its own with such partner or shareholder.

For the avoidance of doubt, Crown and the Company acknowledge that any fees paid to EACP pursuant to this Engagement Letter are separate and unrelated to fees which may be charged by Investors or Lenders as part of or a condition to their investments in, or loans to, Crown, the Company or the Project.

TAXES

:   All fees are quoted net of applicable value added taxes, which shall be payable by the Company or other SPC in the form of a “gross-up” to EACP. That is, any VAT (if any) shall be paid in addition to the fees quoted. However, EACP shall be responsible for its own corporate income taxes.

pg. 9

EMERGING ASIA CAPITAL PARTNERS CO LTD

Crown LNG India AS and Crown LNG Holding AS

FINANCIAL ADVISORY SERVICES IN CONNECTION WITH

EQUITY FUNDING FOR CROWN LNG HOLDING AS AND

PROJECT FINANCING OF THE KAKINADA LNG RECEIVING TERMINAL

TRAVEL & OUT-OF-POCKET EXPENSES

:   In the event that Crown or the Company desires EACP bankers to travel in performance of EACP’s scope of work under this Engagement Letter, then Crown or the Company shall book and pre-pay for all necessary flights and lodging for the EACP bankers.

All actual reasonable out-of-pocket expenses, including ground transportation, meals, telephone, printing, postage, photocopying, and other expenses incurred with respect to the Transaction shall be borne by Crown or the Company. Certain expenses may be paid by EACP and will be reimbursed by Crown or the Company. EACP will seek written approval from Crown or the Company for any expense in excess of One Thousand US Dollars (USD 1,000).

OTHER ADVISORS

:   Should it be requested by Crown or the Company, EACP will advise on the appointment of other advisors as required. Such appointment will be confirmed by Crown or the Company in writing and is subject to change thereby. Fees payable to other advisors will be separate from the fees described above.

TERMINATION OF THE ENGAGEMENT

:   EACP shall be appointed from the date of the execution of signing of this Engagement Letter

Crown or the Company may, subject to the “EACP Fee Protection” (described below), terminate for their convenience this Engagement Letter at any time upon thirty (30) days prior written notice to EACP.

EACP may also, subject to the EACP Fee Protection, terminate this Engagement Letter upon thirty (30) days prior written notice to Crown and the Company.

pg. 10

EMERGING ASIA CAPITAL PARTNERS CO LTD

Crown LNG India AS and Crown LNG Holding AS

FINANCIAL ADVISORY SERVICES IN CONNECTION WITH

EQUITY FUNDING FOR CROWN LNG HOLDING AS AND

PROJECT FINANCING OF THE KAKINADA LNG RECEIVING TERMINAL

Termination of this Engagement Letter shall be subject to the “EACP Fee Protection” set out in the clause below.

Should any Investor or Lender (which issues a written letter of intent to invest) which receives a teaser, finance deck or other deal summary in respect of Crown, the Company or the Project during the term of this Engagement Letter make any investment, commitment, provide any letter of financial assistance in relation to Crown, the Company, any SPC or the Project (or provide any other non-senior debt financial assistance to Crown, the Company, their shareholders or any related companies, SPCs or successors) within 24 months after the termination of this Engagement Letter, then EACP will still be due the Financing Success Fees set out herein (the “EACP Fee Protection”). EACP will maintain a list of Investors and Lenders to be subject to this EACP Fee Protection and will update and share this list with Crown and the Company regularly.

EXCLUSIVITY

:   Crown and the Company may engage other advisors, underwriters, bankers and agents to deliver other financial services in addition to the scope of work as described herein for a Transaction. EACP shall cooperate with these additional professional parties for the benefit of Crown and the Company in order to raise the required equity and debt financing.

OTHER SERVICES	: Save for the services set out herein, any additional services to be provided by EACP will be the subject of a separate agreement.

CONFIRMATIONS & UNDERTAKINGS

:   Crown and the Company undertake and warrant to EACP that they will, or will procure that their professional advisors will, provide EACP with all the information and data concerning the business and affairs of Crown, the Company and the Project which are relevant to EACP for the proper

pg. 11

EMERGING ASIA CAPITAL PARTNERS CO LTD

Crown LNG India AS and Crown LNG Holding AS

FINANCIAL ADVISORY SERVICES IN CONNECTION WITH

EQUITY FUNDING FOR CROWN LNG HOLDING AS AND

PROJECT FINANCING OF THE KAKINADA LNG RECEIVING TERMINAL

provision of its services hereunder and all such further information as EACP may reasonably request. Crown and the Company will also give EACP reasonable access to their lawyers and other advisors.

It is acknowledged by Crown and the Company that, in producing any information memorandum or other materials to be distributed to third parties, EACP will be relying on information provided by Crown, the Company and their other professional advisors and EACP will not be independently verifying the completeness and/or accuracy of that information.

CONFIDENTIALITY

:   In respect of this Engagement Letter, EACP agrees to be bound by the strictest confidentiality in regard to third parties. In particular, EACP agrees to keep entirely confidential the terms of any negotiations and details of any transaction that may be entered into other than as may be necessary in connection with the performance of its obligations there under, save as required by law or by relevant regulatory authority. Prior to disclosing written confidential information regarding the Company and/or the Project to any party, EACP will obtain from such party a signed confidentiality agreement, unless such requirement is waived by Crown or the Company.

INDEMNITY

:   Crown and the Company agree jointly and severally to indemnify EACP, its directors, officers, agents or representatives against any claims arising out of any actions taken or committed by EACP in the performance of its duties under this Engagement Letter or in compliance with regulations relating thereto; provided however, that such indemnity shall not apply to claims arising out of the gross negligence or willful misconduct of EACP or its representatives.

pg. 12

EMERGING ASIA CAPITAL PARTNERS CO LTD

Crown LNG India AS and Crown LNG Holding AS

FINANCIAL ADVISORY SERVICES IN CONNECTION WITH

EQUITY FUNDING FOR CROWN LNG HOLDING AS AND

PROJECT FINANCING OF THE KAKINADA LNG RECEIVING TERMINAL

CHANGES TO THIS LETTER	: This Engagement Letter cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties.

ASSIGNMENT OF THIS LETTER

:   EACP may assign this Engagement Letter to another “EACP Affiliate” (which shall mean any EACP subsidiary, EACP sister company, EACP parent company or company with same current majority shareholder of EACP, Mr. Robert John Fernstrom) at any time; provided however, that EACP must give Crown and the Company written notice forty-five (45) days prior to such assignment.

EACP understands that Crown may desire (for tax or other reasons) to utilize a subsidiary other than the Company execute the Project. In such a case, Crown may assign this Engagement Letter to another “Crown Affiliate” (which shall mean any Crown subsidiary, Crown sister company, or company with Crown as the majority shareholder) at any time; provided however, that Crown must give EACP written notice forty-five (45) days prior to such assignment.

GOVERNING LAW

:   This Engagement Letter shall be construed and be governed by the Laws of the Republic of Singapore. Crown, the Company and EACP shall make every effort to settle amicably any dispute arising under this Engagement Letter. To this effect, any dispute, difference or claim shall initially be referred to the senior management of each party, who shall attempt to resolve the issue in good faith.

Crown, the Company and EACP agree that any dispute, difference or claim arising out of or relating to this Engagement Letter or the interpretation, breach or termination thereof, which cannot be settled within ten days, as described above, shall be finally settled by arbitration with a panel of arbitrators conducted in

pg. 13

EMERGING ASIA CAPITAL PARTNERS CO LTD

Crown LNG India AS and Crown LNG Holding AS

FINANCIAL ADVISORY SERVICES IN CONNECTION WITH

EQUITY FUNDING FOR CROWN LNG HOLDING AS AND

PROJECT FINANCING OF THE KAKINADA LNG RECEIVING TERMINAL

Singapore in the English language in accordance with the rules of the Singapore International Arbitration Centre. Crown, the Company and EACP shall continue to perform their obligations under this Engagement Letter during any arbitration proceedings and no payment due to or from any party shall be withheld on account of such proceedings.

pg. 14

EMERGING ASIA CAPITAL PARTNERS CO LTD

Crown LNG India AS and Crown LNG Holding AS

FINANCIAL ADVISORY SERVICES IN CONNECTION WITH

EQUITY FUNDING FOR CROWN LNG HOLDING AS AND

PROJECT FINANCING OF THE KAKINADA LNG RECEIVING TERMINAL

Yours faithfully,

EMERGING ASIA CAPITAL PARTNERS COMPANY LIMITED

/s/ Mr. Robert John Fernstrom
Mr. Robert John Fernstrom
Chief Executive Officer

Date: 30 March 2022

ACCEPTANCE

THE ABOVE TERMS ARE HEREBY AGREED IN THEIR ENTIRELY AND THIS DOCUMENT FORMS A LEGALLY BINDING AGREEMENT BETWEEN EMERGING ASIA CAPITAL PARTNERS COMPANY LIMITED AND THE UNDERSIGNED.

FOR AND ON BEHALF OF CROWN LNG HOLDING AS

/s/ Mr. Jørn S. Husemoen
Mr. Jørn S. Husemoen
Chairman

Date: 30 March 2022

FOR AND ON BEHALF OF CROWN LNG INDIA AS

/s/ Mr. Jørn S. Husemoen
Mr. Jørn S. Husemoen
Director

Date: 30 March 2022

pg. 15

EMERGING ASIA CAPITAL PARTNERS CO LTD